SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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     STATEMENT                           ONLY (AS PERMITTED BY RULE 14C-5(D)(2))

[X]  DEFINITIVE INFORMATION STATEMENT

                            VIASTAR MEDIA CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                            VIASTAR MEDIA CORPORTION
                       2451 W. Birchwood Avenue, Suite 105
                                 Mesa, AZ 85202

                              INFORMATION STATEMENT
                                October 10, 2004
                                  INTRODUCTION

This Information Statement is being furnished to shareholders of Viastar Media Corporation ("Viastar" or the "Company") in connection with the Shareholder Actions taken by the written consent of the holders of in excess of two thirds of the voting power of the shareholders of the Company. Accordingly, all necessary corporate approvals required in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing shareholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these Shareholder Actions.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being sent to shareholders on or about October 20, 2004.


                            SHAREHOLDER ACTION TAKEN

As authorized by the necessary approvals of the holders of not less than two thirds of our outstanding voting stock ("Consenting Shareholders"), we have approved the removal of Richard L. Brooks and Kenneth J. Yonika as directors of the Company.

The written consent of the Consenting Shareholders removing Messrs. Brooks and Yonika as directors (the "Shareholder Action") was executed on October 7, 2004 and delivered to the Company on October 7, 2004, ("Consent Date"). The status of the one remaining director remains unchanged and John D. Aquilino remains as the director of the Company. This Information Statement is being provided to all


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SHAREHOLDER ACTION TAKEN - continued

shareholders of record who were entitled to give an authorization or a written consent in regard to the Shareholder Action on October 7, 2004 (the "Record Date").

The removal of the two directors will position the Company to add new directors who will allow the Company to meet independence and financial expertise standards that the Company intends to impose.

Under Nevada law, the Shareholder Action described in this Information Statement will not entitle the Company's shareholders with the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

Outstanding Securities

As of the Record Date, the Company had issued and outstanding 63,814,239 shares of common stock. All holders of common stock have one vote per share of common stock. As of the Record Date, there were also issued and outstanding 1,094,000 shares of Company Series A convertible preferred stock ("Series A Preferred Stock") Unless as otherwise provided by law, all holders of the Company's issued and outstanding preferred stock vote with holders of common stock as one class

OUTSTANDING SECURITIES AND VOTING RIGHTS - continued

on matters presented to the Company's shareholders for a vote. Holders of Series A Preferred Stock have 100 votes per share of Series A Preferred Stock they hold. The Company's issued and outstanding shares of common stock and Series A Preferred Stock are hereinafter referred to collectively as the "Voting Stock."

Therefore, all holders of shares of the Company's Voting Stock are entitled to receive this Information Statement. The Consenting Shareholders who consented in writing to the Shareholder Action held at least two thirds of the Voting Stock.

Voting Rights and Action by Written Consent

The Company is incorporated under the laws of the State of Nevada. Under Nevada law, any action that may be taken at a shareholders' meeting may be taken by written consent of the requisite number of shareholders required to take such action. The removal of directors require the written consent of the holders of two thirds of the Company's outstanding voting stock. The requisite number of written consents to take the Shareholder Actions were executed on October 7 and delivered to the Company by the Consenting Shareholders on October 7, 2004.

Summary of Reasons for the Shareholder Action.

The Consenting Shareholders concluded that the two removed directors were not sufficiently independent and that their removal would enable the Company to meet independence and financial expertise standards that the Company intends to impose.

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                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of Voting Stock as of September 30, 2004 by: (i) each person who is known by us to beneficially own more than 5% of our issued and outstanding shares of common stock; (ii) our Chairman and Chief Executive Officer; (iii) our directors; and (iv) all of our executive officers and directors as a group. For purposes of the beneficial ownership calculations below, the Series A Preferred Stock, is convertible into common stock on a 20-for-1 basis, is included on an as converted basis, such that the total issued and outstanding Voting Stock becomes 96,370,239. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.


       Name of Beneficial
       Owner                              No. of shares       Percentage
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       John D. Aquilino                   33,556,   420       34.  40  %
       Douglas G. Levine                  7,500,    000       7.69     %
       Richard L. Brooks                  7,081,    135       7.26     %
       Kenneth J. Yonika                  5,500,    000       5.64     %

Change of Control

On July 18, 2003, Viastar Holdings, Inc., a Nevada corporation ("Viastar, we or the Company") and Level X Media Corporation, a Nevada corporation ("LEVEL X") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement was filed with the Nevada Secretary of State on July 24, 2003. The First Merger Agreement was amended on August 1, 2003 (the "Amendment") and

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

subsequently filed The Second Amended Articles of Merger entered into January 5, 2004 (the "Amended Articles of Merger"): Pursuant to the Merger Agreement, as amended January 5, 2004 we issued 15,168,000 shares of our common stock and 1,094,000 shares of Series A Preferred voting stock as defined above, in the aggregate, to shareholders of LEVELX, in exchange for all the outstanding common stock of LEVEL X, consisting of 10,650,000 shares. Effective on or about July 18, 2003 Viastar and LEVEL X merged and Viastar was the "Surviving Company" and LEVEL X was the "Disappearing Company" in accordance with the Merger Agreement, as amended.

Pursuant to the Merger Agreement, as amended, we acquired ownership of all the issued and outstanding capital shares of LEVEL X, and as a result LEVEL X became the "Disappearing Company".

The 15,168,000 shares of common stock and 1,094,000 Series A preferred stock were issued to the former owners of LEVEL X. These securities were not registered under the Securities Act of 1933, as amended (the "Act"), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that the transaction did not involve a public offering. All certificates evidencing the shares we issued bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

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                                     By Order of the Board of Directors

                                    /s/ John D. Aquilino
                                     --------------------------------------
                                        John D. Aquilino, CEO and President

                                     Dated: October 18, 2004.